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                                                                    Exhibit 99.2


                       PROXY CUSEEME NETWORKS, INC. PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 19, 2001

         The undersigned, revoking all prior proxies, hereby authorizes and appoints Killko A. Caballero, Gregory C. Loycano and Robert B. Scott, and each of them, as proxies with full power of substitution in each, to vote all shares of common stock, par value $.01 per share, of CUseeMe Networks, Inc. held of record by the undersigned as of the close of business on May 14, 2001, at the Special Meeting of Stockholders to be held at 10:00 a.m., eastern standard time, on Tuesday, June 19, 2001 at Crowne Plaza, Trafalgar Square Suite, 2 Somerset Parkway, Nashua, New Hampshire 03063, and at any adjournment thereof, on all matters that may properly come before said meeting.

         This proxy, when properly executed, will be voted as directed on the reverse. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE. UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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                  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE. /X/

         1. To approve the merger between CUseeMe Networks, Inc. and First Virtual Communications, Inc. and to approve the related merger agreement.

                / / FOR          / / AGAINST         / / ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AND THE RELATED MERGER AGREEMENT.

         PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



         Date:
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         SIGNATURE                             SIGNATURE (IF HELD JOINTLY)

         NOTE: This Proxy Card must be signed exactly as the name of the stockholder(s) appears on the label above. Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign the full corporate name by a duly authorized officer.